PROSPECTUS AND           PRICING SUPPLEMENT NO. 12
                         AMENDMENT 1
__________________________________________________________
                         REPLACING TWO PRICING SUPPLEMENTS
                         #12 PREVIOUSLY FILED ON 9 DECEMBER
                         1997 IN ERROR
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PROSPECTUS SUPPLEMENT,        Effective at 9:45 AM ET
each dated June 18, 1997 December 9, 1997
CUSIP: 24422EJF7              Commission File No.: 333-28145
                         Filed pursuant to Rule 424(b)(3)


          U.S. $1,862,850,000

     JOHN DEERE CAPITAL CORPORATION

      MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

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The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:            Each March 15,
September 15,
                              commencing on March 15,
                              1998, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:                December 12, 1997

MATURITY DATE:                December 13, 1999

INTEREST RATE:                6.125% PER ANNUM

REDEMPTION PROVISIONS:             NONE

PLAN OF DISTRIBUTION:              BancAmerica Robertson Stephens
                                    has purchased the Senior Notes as
                                    principal at a price of 99.983% of
                                    the aggregate principal amount of
                                    the Senior Notes.




BancAmerica Robertson Stephens